EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-116366 on Form S-8 of our reports dated March 15, 2006, relating to the consolidated financial statements of SNB Bancshares, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of SNB Bancshares, Inc. for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
Houston, Texas
March 15, 2006